Exhibit 10.4

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Secured Convertible Note Purchase Agreement (this “Agreement”), dated as of November 6, 2026, is entered into by and among Adrenyx Biosciences, Inc., a Delaware corporation (the “Company”), the Collateral Agent (as defined herein) and each purchaser listed on the Schedule of Purchasers (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more secured convertible promissory notes in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers attached hereto as Schedule A (as may be updated from time to time in accordance with the terms of this Agreement, the “Schedule of Purchasers”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them by the Code. The following terms shall have the following meanings:
1.1
“Assets” means product candidate SPR202, an anti-CRH antibody for the treatment of congenital adrenal hyperplasia (the “Program”) and all corresponding Program Assets, which are to be contributed from Spruce Biosciences, Inc., a Delaware corporation (“Parent”), to the Company.
1.2
“Cashless Warrants” means the cashless exercise warrants to be issued to the Lead Purchaser at the closing of the Qualified Equity Financing as contemplated by the Term Sheet (as defined herein).
1.3
“Closing” means each closing of the issuance and sale of Notes under this Agreement.
1.4
“Code” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.
1.5
“Collaboration and License Agreement” means that certain Collaboration and License Agreement, dated as of January 15, 2025, by and between HBM Alpha Therapeutics, Inc. and Parent.
1.6
“Common Stock” means the Company’s common stock, par value US$0.00001 per share.
1.7
“Conversion Price” means:

(a)
with respect to a conversion pursuant to Section 4.1, ninety percent (90%) of the per Unit (as defined herein) price issued to investors in the Qualified Equity Financing; and
(b)
with respect to a conversion pursuant to Section 4.2, ninety percent (90%) of the per share purchase price of the Equity Securities issued in the Nonqualified Equity Financing.
1.8
“Conversion Securities” means, (i) in the case of a conversion in connection with a Qualified Equity Financing, the Units to be issued to the investors participating in the Qualified Equity Financing and (ii) in the case of a conversion in connection with a Nonqualified Equity Financing, the Equity Securities to be issued to the investors participating in the Nonqualified Equity Financing.
1.9
“Copyrights” means all copyrights (registered or otherwise), mask works and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.
1.10
“Equity Securities” means Common Stock and Preferred Stock, or any securities (that are not debt securities) convertible into or exchangeable for Common Stock or Preferred Stock.
1.11
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.12
“Extraordinary Corporate Transaction” means the occurrence of any of the following (unless waived by the Requisite Noteholders):
(a)
the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets;
(b)
the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction);
(c)
the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity); or
(d)
a liquidation, dissolution or winding up of the Company.
1.13
“Intellectual Property” means, without limitation, all intellectual property, including any and all (A) Patents; (B) Trademarks; (C) Copyrights; (D) computer programs and software and related data and documentation; (E) licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties; (F) inventions, discoveries, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, biological or chemical processes and techniques, formulae, compounds, DNA sequences, cell lines, fungi, yeast, laboratory notebooks, algorithms, databases, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; and (G) the Company’s goodwill associated with any of the foregoing together with Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles in the United States possessed or owned by Company, or which the Company now or hereafter has a right to use or in which the Company now or hereafter has an interest.
1.14
“Lead Purchaser” means the Purchasers listed on the Schedule of Purchasers as the Lead Purchaser.
1.15
“Maturity Date” means, with respect to each Note issued under this Agreement, November 6, 2027.
1.16
“Nonqualified Equity Financing” means any sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement in a bona fide equity financing transaction which does not constitute a Qualified Equity Financing.
1.17
“Notes” means the convertible promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.
1.18
“Obligations” means the unpaid principal amount of, interest on, and fees and expenses payable pursuant to, the Notes, as well as any other payment obligations of any kind due and owing to the Purchasers or the Collateral Agent by the Company, whether under this Agreement or otherwise.
1.19
“Patents” means all national (including the United States) and multinational statutory invention registrations, patents, design patents, patent disclosures, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions, utility models, certificates of invention and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.
1.20
“Permitted Lien” means (a) any liens existing on the date of this Agreement and disclosed to the Purchaser on Schedule 1.20 to this Agreement; and (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings.
1.21
“Preferred Stock” means the Company’s preferred stock, par value US$0.00001 per share, whether now existing or hereafter created.

1.22
“Pro Rata Portion”, with respect to the Lead Purchaser, means the product of (i) the aggregate amount of Equity Securities sold in the particular Nonqualified Equity Financing (but excluding Equity Securities issued or issuable upon conversion of the Notes) and (ii) the ratio of (A) the Conversion Securities held by such Lead Purchaser assuming conversion of its Notes pursuant to Section 4.2 in connection with such particular Nonqualified Equity Financing, plus any other Equity Securities then held by such Lead Purchaser, to (B) the number of shares of Common Stock deemed to be outstanding on a fully-diluted, pre-money basis for purposes of such particular Nonqualified Equity Financing (specifically including in such number of shares, without duplication, any shares reserved for issuance under the Company’s equity incentive plans, as well as any increase to such reserve to be effected on a “pre-money” basis pursuant to such Nonqualified Equity Financing, and any shares issuable upon conversion of the Notes).
1.23
“Program Assets” means any Patents, Patent applications, and other Intellectual Property and Intellectual Property rights covering the Program and/or elements or derivatives thereof, and all technology, know-how, data, regulatory filings, regulatory documentation, stock and supply of drug product (including API) and other materials and contracts to the extent relating to the Program, and including any of the foregoing applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them.
1.24
“Qualified Equity Financing” means [***].
1.25
“Requisite Noteholders” means the holders of a majority-in-interest of the aggregate principal amount of the Notes.
1.26
“SAFE” means any simple agreement for future equity (or other similar agreement) which is issued by the Company for bona fide financing purposes and which may convert into the Company's capital stock in accordance with its terms.
1.27
“Securities Act” means the Securities Act of 1933, as amended.
1.28
“Trademarks” means all trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the trademark offices of the States and Territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.
1.29
“Unit” means, in respect of the Qualified Equity Financing, a Unit to purchase Equity Securities consisting of (i) shares of Common Stock or pre-funded warrants to purchase shares of Common Stock (“Pre-Funded Warrants”) (the shares of Common Stock issued upon the closing of the Qualified Equity Financing and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued at the closing of the Qualified Equity Financing are collectively referred to as the “Closing Shares”) and (ii) cash warrants to purchase a number of shares of Common Stock equal to the Closing Shares (the “Cash Warrants”).
2.
Purchase and Sale of Notes; Commitments. In exchange for the Consideration paid by each Purchaser at a Closing, the Company will sell and issue to such Purchaser a Note. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note at such Closing, as set forth opposite such Purchaser’s name on the Schedule of Purchasers. Each Purchaser has made the commitment (such Purchaser’s “Commitment”) to purchase Notes in an aggregate principal amount set forth opposite such Purchaser’s name on the Schedule of Purchasers, subject to the terms and conditions set forth in this Agreement.
3.
Closings.
3.1
Initial Closing; Conditions to Closing.
(a)
The initial closing of the sale of the Notes (the “Initial Closing”) in return for the Consideration paid by each Purchaser at the Initial Closing will take place remotely via the exchange of documents and signatures on the date immediately following the satisfaction of the conditions to the Initial Closing set forth in Section 3.1(b) below, or at such other time and place as the Company and the Purchasers agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver to the Company Consideration in an amount equal to fifty percent (50%) of such Purchaser’s Commitment (the “Initial Closing Consideration”), and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Initial Closing Consideration provided to the Company by such Purchaser.
(b)
Prior to, and as a condition to the consummation of, the Initial Closing: (i) Parent shall have contributed the Assets to the Company and transferred to the Company all liabilities to the extent arising out of or relating to the Program, in each case, pursuant to the terms of a Separation and Distribution Agreement between Parent and the Company (the “Separation and Distribution Agreement”), which shall be in form and substance reasonably satisfactory to the Lead Purchaser; (ii) the Company shall have obtained and delivered to the Lead Purchaser the consent of Avenue Capital to the transactions contemplated by clause (i) above and to the release of all Liens (as defined herein) granted by Parent to Avenue Capital on the Collateral, which consent shall be in form and substance reasonably satisfactory to the Lead Purchaser; and (iii) the Company shall have obtained and delivered to the Lead Purchaser (x) the consent of HBM Alpha Therapeutics, Inc. (“HBM Alpha”) (which consent shall be in form and substance reasonably satisfactory to the Lead Purchaser) to the grant of the Lien on the Collateral (including the Company’s right, title and interest in and to the Collaboration and License Agreement), (y) the consent of HBM Alpha (which consent shall be in form and substance reasonably satisfactory to the Lead Purchaser) to the assignment of the Collaboration and License Agreement to the Lead Purchaser upon foreclosure by the Collateral Agent or Lead Purchaser in respect of the exercise of their rights and remedies in respect of the Collateral and (z) evidence of written notice provided by the Company to HBM Alpha of the assignment of the Collaboration and License Agreement to the Company.

3.2
Subsequent Closings. From time to time following the Initial Closing, upon (x) the mutual agreement of the Company and the Lead Purchaser, or (y) pursuant to prior written notice by the Lead Purchaser to the Company, the Company and the Purchasers shall conduct one or more additional Closings (each, a “Subsequent Closing”) pursuant to which (i) each Purchaser shall fund a portion or all of its remaining Commitment as specified in the draw-down notice approved, in the case of Section 3.2(x), by the Company and the Lead Purchaser, or in the case of Section 3.2(y), by the Lead Purchaser, and (ii) the Company will deliver to each Purchaser a Note in the amount of the Consideration funded by such Purchaser at such Subsequent Closing. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at the Subsequent Closing(s).
3.3
Aggregate Amount of Notes. The aggregate principal amount of Notes issued pursuant to this Agreement shall not exceed $10 million, and no Purchaser shall have an obligation to provide Consideration to the Company in excess of its Commitment.
4.
Conversion. Each Note will be convertible into Conversion Securities pursuant to this Section 4.
4.1
Qualified Equity Financing Conversion. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Securities upon the closing of the Qualified Equity Financing. The number of Conversion Securities the Company issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each Note on the date of the closing of the Qualified Equity Financing by (y) the Conversion Price. Upon any such conversion, all accrued and unpaid interest on the converted Note shall be deemed paid in full.
4.2
Nonqualified Equity Financing Conversion. In the event of a Nonqualified Equity Financing prior to the conversion of a Note pursuant to Section 4.1 or the repayment of such Note in accordance with the terms of this Agreement, at the election of the particular holder thereof, the principal balance and unpaid accrued interest on such holder’s Note will convert into Conversion Securities upon the closing of the Nonqualified Equity Financing. The number of Conversion Securities to be issued by the Company upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each such converting Note on the date of the closing of the Nonqualified Equity Financing by (y) the Conversion Price. At least five (5) days prior to the closing of the Nonqualified Equity Financing, the Company will notify the holder of each Note in writing (the “Nonqualified Equity Financing Notice”) of the material terms of the Equity Securities that are expected to be issued in such Nonqualified Equity Financing. For a holder to elect to convert the Note into Conversion Securities pursuant to this Section 4.2, such holder must notify the Company, in writing, of its irrevocable election to convert the Note into Conversion Securities within five (5) days following receipt of the Nonqualified Equity Financing Notice.

4.3
Mechanics of Conversion.
(a)
Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Securities pursuant to Section 4.1 or Section 4.2 may require such Purchaser’s execution of certain customary agreements by and among the Company and certain of the Company’s investors and shareholders relating to the purchase and sale of the Conversion Securities (collectively, the “Financing Agreements”). Each Purchaser agrees to execute all of the Financing Agreements in connection with the Qualified Equity Financing or Nonqualified Equity Financing in such Purchaser’s capacity as a holder of Conversion Securities.
(b)
Certificates. As promptly as practicable after the conversion of a Note and the issuance of the Conversion Securities, the Company (at its expense) will issue and deliver to the applicable holder thereof a certificate or certificates evidencing the Conversion Securities (if certificated), or if the Conversion Securities are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Securities held by such holder. The Company will not be required to issue or deliver the Conversion Securities until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss in a form reasonably acceptable to the Company). The conversion of the Notes pursuant to Section 4.1 and Section 4.2 may be made contingent upon the closing of the Qualified Equity Financing or Nonqualified Equity Financing, respectively.
4.4
No Prepayment. The Company may not prepay the Notes prior to the Maturity Date without the prior written consent of the Requisite Noteholders. From and after the Maturity Date, upon five (5) business days advance written election of the Requisite Noteholders, the Company shall repay the outstanding principal and accrued and unpaid interest on the Notes in cash (and, without such written election, the Company may not repay the Notes following the Maturity Date, other than pursuant to Section 5 hereof).
5.
Repayment Upon an Extraordinary Corporate Transaction. In the event of an Extraordinary Corporate Transaction prior to the conversion of a Note pursuant to Section 4.1 or Section 4.2, the Company shall pay to the holder of each Note, at the closing of such Extraordinary Corporate Transaction, the outstanding principal and accrued interest then outstanding under such Note.
6.
Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:
6.1
Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

6.2
Authorization and Enforceability. Except for the authorization and issuance of the Conversion Securities, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the issuance of the Notes. This Agreement constitutes and, when issued, the Notes will constitute, the Company’s valid and legally binding obligations, enforceable against the Company in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
6.3
Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws or any agreement or instrument by which it is bound or to which its properties or assets are subject.
6.4
Valid Issuance of Stock. The Conversion Securities to be issued, sold and delivered upon conversion of the Notes to be issued to the Purchasers and the securities issuable upon exercise thereof will, at the time of issuance, be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Purchasers in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
6.5
Capitalization. The outstanding capitalization of the Company as of the effective date is set forth on Schedule 6.5. Except as set forth on Schedule 6.5, there are no rights, options or warrants to purchase any securities of the Company.
6.6
Bad Actor Disqualifying Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (such event, a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. As used herein, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person or entity listed in the first paragraph of Rule 506(d)(1).
6.7
Collaboration and License Agreement. As of the Initial Closing (and after giving effect to the assignment of the Collaboration and License Agreement to the Company), the Company is in material compliance with, and not in material breach of, the Collaboration and License Agreement. To the Company’s actual knowledge, no event has occurred that, with notice or lapse of time or both, would constitute a material breach or material default by the Company or Parent under the HBM License Agreement. Neither the Company nor Parent has received any written notice from HBM Alpha Therapeutics, Inc. alleging any such breach or default or indicating its intent to terminate the HBM License Agreement. No Cessation Period (as defined in the HBM License Agreement) has occurred and the Company and Parent are in compliance in all respects with Section 13.4 of the HBM License Agreement, such that HBM

Alpha Therapeutics, Inc. has no right to terminate the HBM License Agreement pursuant to Section 13.4 of the HBM License Agreement.
6.8
Title to Assets. As of the Initial Closing, the Company owns or has a valid license in or to the Assets, free and clear of all Liens, other than (i) Permitted Liens, (ii) the Lien granted to the Collateral Agent under this Agreement and (iii) the residual rights of HBM Alpha Therapeutics, Inc. as licensor under the Collaboration and License Agreement (it being understood that the Company’s rights in the Assets to the extent derived from the Collaboration and License Agreement are as licensee thereunder).
6.9
No Litigation. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company’s actual knowledge, threatened against or involving the SPR202 Business or the Contributed Assets (as such terms are defined in the Separation and Distribution Agreement).
6.10
No Infringement. Neither the Company nor Parent has received any written notice that the SPR202 Business or the Contributed Intellectual Property (as defined in the Separation and Distribution Agreement) infringes the intellectual property rights of any person or entity.
6.11
Sufficiency of Contributed Assets. The Contributed Assets, together with the services contemplated by the Transition Services Agreement, constitute all assets, properties and rights reasonably necessary for the Company to conduct the SPR202 Business on the date hereof in substantially the same manner as conducted by the Parent immediately prior to the date hereof.
7.
Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, represents and warrants to the Company as follows:
7.1
Authorization. Such Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by such Purchaser hereunder. This Agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
7.2
Purchase Entirely for Own Account. Such Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representations to the Company that the Notes and the Conversion Securities and any Common Stock issuable upon exercise thereof (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.
7.3
Disclosure of Information; Non-Reliance. Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Such Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, such Purchaser is not relying on the advice or recommendations of the Company, and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Such Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 6 of this Agreement or the right of the Purchasers to rely thereon.
7.4
Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.
7.5
Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.
7.6
Restricted Securities. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

7.7
No Public Market. Such Purchaser understands that no public market now exists for the Securities.
7.8
No General Solicitation. Such Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to such Purchaser by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
7.9
Residence. Such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.
7.10
Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.
7.11
“Bad Actor” Disqualification. Such Purchaser hereby represents that neither it nor any of its affiliates or other related parties is a “bad actor,” as defined in Rule 506(d) of the Securities Act.
8.
Covenants.
8.1
Use of Proceeds. The Company will use the proceeds from the sale of the Notes for developing and commercializing the Assets and for other general corporate purposes.
8.2
Negative Covenants. For so long as the Notes are outstanding, the Company will not, without the prior written consent of the Requisite Noteholders: (i) incur additional borrowed money indebtedness, other than (A) equipment financing and capital lease obligations incurred in the ordinary course of business in an aggregate principal amount not to exceed $500,000 outstanding at any time and (B) trade payables and other accrued expenses incurred in the ordinary course of business; (ii) grant any additional Liens on the Collateral (as defined herein) other than Permitted Liens; (iii) declare or pay any dividends or repurchase or redeem any securities of the Company, other than repurchases of capital stock of the Company from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; (iv) enter into any equity or equity-linked financing transaction other than (A) the Qualified Equity Financing, (B) equity issuances or option grants to vendors, consultants or employees primarily for compensatory purposes and not for the purpose of raising capital and (C) a bridge financing in an aggregate amount not to exceed $5,000,000; provided that, before entering into or consummating such bridge financing, (1) the Company shall have received from a bona fide third party financing source a signed, non-binding term sheet setting forth all material terms of such bridge financing (the “Bridge Financing Term Sheet”), (2) the Company shall have delivered to the Lead Purchaser a true, correct and complete copy of the Bridge Financing Term Sheet and written notice offering the Lead Purchaser the right to provide the entire bridge financing on the same terms set forth therein (the “ROFR Notice”), and (3) the Lead Purchaser shall have either declined such offer in writing or failed to accept such offer in writing within ten (10) days after its receipt of the ROFR Notice; provided further that, if the Lead Purchaser does not exercise such right, the Company may consummate such bridge financing with the applicable third party only on terms, taken as a whole, no more favorable to such third party than those set forth in the Bridge Financing Term Sheet and only within 60 days after expiration of such ten (10)-day period; (v) enter into, or consummate, an Extraordinary Corporate Transaction; (vi) enter into any transaction between the Company, on the one hand, and the Parent or any officer, director or stockholder of the Company or the Parent or any family member thereof or any entity affiliated with any of the foregoing, on the other hand, other than (A) any employment, compensation, reimbursement or indemnification agreement or arrangement in the ordinary course of business; provided that any compensation agreement or arrangement providing for aggregate annual cash compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall require the prior approval of the Lead Purchaser Director (as defined below), (B) the transactions contemplated by, and any agreement or arrangement entered into pursuant to, the Separation and Distribution Agreement, the Transition Services Agreement, and the transactions contemplated by the Term Sheet (including the Spin-Out, the Distribution (as defined in the Separation and Distribution Agreement) and the Qualified Equity Financing), (C) the transactions and consents contemplated by Section 3.1 (including the Avenue Capital consent and lien release and the HBM Alpha consent), and (D) the settlement of intercompany accounts arising from the Parent’s payment, prior to the Closing, of expenses on behalf of the Company that relate directly to the Program or the Program Assets; provided that any individual expense in excess of $250,000 or aggregate expense reimbursements in excess of $500,000 shall require the prior approval of the Lead Purchaser; (vii) make loans or advances to third parties other than advances to employees for travel and business expenses or prepaid expenses or deposits, in each case, made in the ordinary course of business; (viii) amend, modify, supplement, restate or terminate the Separation and Distribution Agreement (including any schedule or exhibit thereto), or waive, release, forgive or compromise any right, claim or remedy of the Company thereunder in each case in a manner that would be adverse to the Lead Purchaser in any material respect; or (ix) take any action that would reasonably be expected to cause or result in the Company becoming obligated to indemnify the Parent pursuant to Section 5.2(ii) of the Separation and Distribution Agreement.
8.3
Information and Inspection Rights. Effective ninety (90) days following the Initial Closing, each Purchaser shall be entitled to receive, within forty-five (45) days following the end of each fiscal quarter (or ninety (90) days in the case of the last fiscal quarter of any fiscal year), internally prepared unaudited statements of income for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter; provided that such financial statements shall be deemed to have been delivered to the Purchaser(s) to the extent publicly filed with the SEC. The Company shall permit each Purchaser, at such Purchaser’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Purchaser; provided that, absent an ongoing Event of Default, such inspection or exam shall be limited to once during the term of this Agreement.
8.4
Participation Rights. The Company hereby grants to the Lead Purchaser the right to purchase up to its Pro Rata Portion of any Equity Securities that are issued by the Company in a Nonqualified Equity Financing at the price and on the terms the Equity Securities are offered to other investors in such Nonqualified Equity Financing. The Company shall give the Lead Purchaser a written notice of its bona fide intention to issue the Equity Securities, describing the type of Equity Securities and the price and the general terms upon which the Company proposes to issue the Equity Securities (the “Notice”). The Lead Purchaser shall have ten (10) days from the date such Notice is effective, to deliver to the Company its irrevocable agreement in writing to purchase up to its Pro Rata Portion of the Equity Securities. Such purchase shall be completed at the same closing as that of any third party purchasers and shall be subject to such Lead Purchaser signing any stock purchase and other documents signed by the other investors in the particular Nonqualified Equity Financing. The rights provided by this Section 8.4 shall continue until the closing of the Qualified Equity Financing, at which time the Lead Purchaser shall have the right to participate in any subsequent equity financing transaction of the Company, and to purchase its Pro Rata Portion of the Equity Securities to be issued in such subsequent equity financing transaction (based on its fully-diluted percentage ownership of the Company immediately prior to such subsequent equity financing transaction). The rights of participation set forth in this Section 8.4 shall terminate on the earlier to occur of (i) such time following the closing of the Qualified Equity Financing where the Lead Purchaser and its affiliates’ collective beneficial ownership of the Company falls below ten percent (10%) or (ii) the closing of an underwritten public offering by the Company, whether or not the Lead Purchaser or its affiliates elect to participate in such underwritten public offering.
8.5
Board Matters. Following the Initial Closing and until the consummation of the Qualified Equity Financing, the board of directors of the Company (the “Board”) shall consist of five (5) members with (i) one (1) member designated by the Lead Purchaser (the “Lead Purchaser Director”), (ii) one member who is the then-current Chief Executive Officer of the Company; (iii) two (2) members mutually agreed upon by the Lead Purchaser and the Parent, each of whom shall qualify as “independent” within the meaning of Nasdaq Marketplace Rule 5605(a)(2), and (iv) one member appointed by the Parent. In addition, the Lead Purchaser shall have the right to designate one non-voting board observer to the Board; provided, however, that such right, and if such observer is appointed, the right to observe meetings of the Board, shall cease if the Lead Purchaser’s and its affiliates collective beneficial ownership of the Company falls below ten percent (10%).
9.
Security Interest.
9.1
Grant of Security Interest. To secure the Company’s prompt, punctual, and faithful performance of all and each of the Obligations (whether at the stated maturity, upon an Event of Default (as defined herein), by acceleration or otherwise), the Company hereby grants to the Collateral Agent (as defined below) a continuing lien on and security interest in (a “Lien”) and to all of the Company’s right, title and interest, whether ownership, license, contractual right, or otherwise, in and to the Assets and the Program Assets (including the Company’s right, title and interest in, to and under the Collaboration and License Agreement), in each case whether now owned or hereafter acquired or arising, and all Products, proceeds, substitutions, and accessions of or to the same, and (solely to the extent constituting Assets or Program Assets or proceeds thereof) the following categories of property (collectively, the “Collateral”):
(a)
all Accounts and accounts receivable;
(b)
all Inventory;
(c)
all contract rights;
(d)
all General Intangibles;
(e)
all Goods;
(f)
all Chattel Paper;
(g)
all Fixtures;
(h)
all Intellectual Property;
(i)
all Equipment;
(j)
all books, records, and information relating to the Collateral and/or to the operation of the Company’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;
(k)
all Instruments, documents of title, Documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash, or other property;
(l)
all federal, state and local tax refunds to which the Company is, or becomes entitled, no matter how or when arising;
(m)
all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing, or otherwise;
(n)
all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing, including the right of stoppage in transit; and
(o)
all other assets of every nature and description, whether they be now existing or hereafter arising and whether now or hereafter belonging to the Company.

The Lien granted to the Collateral Agent hereunder shall be prior to all other interests in the Collateral.

9.2
Notwithstanding the foregoing provisions of this Section 9, the grant, assignment and transfer of a Lien as provided herein shall not extend to, and the term “Collateral” shall not include (i) any “intent-to-use” trademark application and (ii) any Contract, Instrument or Chattel Paper in which the Company has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a Lien in the right, title or interest of the Company therein would be prohibited and would, in and of itself, cause or result in a default thereunder, automatic termination thereof or enable another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion in clause (ii) shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a Lien in such Contract, Instrument or Chattel Paper or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity; provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a Lien in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s or the Company’s unconditional continuing Lien in and to all rights, title and interests of the Company in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper, in each case, that constitutes Collateral.
9.3
The Company hereby agrees that the Collateral Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Delaware. The Company agrees that at any time, and from time to time, at the reasonable request of the Collateral Agent, the Company shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements and filings with the USPTO) as the Collateral Agent may reasonably consider necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the Lien created hereby. Upon any failure by the Company to do so, the Collateral Agent may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Company; the Company hereby irrevocably appoints the Collateral Agent as the agent and attorney-in-fact of the Company to do so; and the Company shall reimburse the Collateral Agent, on demand, for all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection therewith.
9.4
Covenants in favor of Collateral Agent. The Company hereby agrees that, so long as any of the Notes remain outstanding and unpaid:

(a)
The Company will not, without providing at least fifteen (15) days’ prior written notice to the Collateral Agent, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Company will, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral.
(b)
The Company shall, at its own cost and expense, use commercially reasonable efforts to defend title to the Collateral and the Lien of the Collateral Agent therein against the claim of any person claiming against or through the Company and shall maintain and preserve such perfected security interest for so long as the Notes shall remain in effect.
(c)
The Company will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, Lien, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except (i) for the sale of inventory in the ordinary course of business and disposition of immaterial assets, (ii) the existence of any Permitted Lien or (iii) with the prior written consent of the Collateral Agent.
(d)
The Company will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.
9.5
Events of Default; Acceleration of Maturity. If an Event of Default (as defined herein) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then, in addition to the remedies provided for elsewhere in this Agreement or the Notes or as a matter of law and without limitation thereof, at the option of the Collateral Agent exercised by written notice to the Company, the Collateral Agent may (A) foreclose the Liens created under this Agreement and the Notes or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Collateral Agent, all at the sole option of the Collateral Agent and as the Collateral Agent, in its sole discretion, may deem advisable and to the extent permitted by law, the Collateral Agent, on behalf of the Purchasers, may bid or become a purchaser at any such sale, and the Collateral Agent shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Company under this Agreement and the Notes, against the purchase price bid by the Collateral Agent at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Purchasers or the

Collateral Agent, on behalf of the Purchasers, are the purchaser) shall be applied first to the expenses (including reasonable and documented out-of-pocket attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Collateral Agent. The Collateral Agent shall give the Company at least ten (10) business days prior written notice of the time and place of any public sale of Collateral.
9.6
Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, the Collateral Agent may proceed to protect and enforce rights of the Collateral Agent and the Purchasers hereunder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Agreement or the Notes or in aid of the exercise of any power granted in the Notes, including without limitation, possession or foreclosure on the Collateral securing the Notes, or the Purchasers may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the Purchasers.
9.7
Remedies Cumulative. No remedy herein conferred upon the Purchasers or Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
9.8
Remedies Not Waived. No course of dealing between the Company, on the one hand, and the Purchasers or the Collateral Agent, on the other hand, and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Purchasers or the Collateral Agent.
9.9
Third Party Beneficiary. The Collateral Agent is an express third party beneficiary of this Section 9.
9.10
Termination. The Lien created hereunder shall terminate upon the earlier of (i) the conversion of all outstanding Notes issued hereunder and (ii) the irrevocable payment in full (to the extent permitted under this Agreement) by the Company to the Purchasers of all Obligations.
10.
Defaults and Remedies.
10.1
Events of Default. The following events shall each be considered an “Event of Default” with respect to each Note:
(a)
The Company shall default in the payment of any part of the principal or unpaid accrued interest on any Note;
(b)
The Company shall default in any of its material covenants or obligations set forth in this Agreement, which default is not cured within thirty (30) days following receipt of written notice thereof by the Requisite Noteholders;

(c)
The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company;
(d)
Within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
(e)
The Distribution (as defined in the Separation and Distribution Agreement) shall not have occurred by May 6, 2027; provided, however, that such date shall be automatically extended to August 6, 2027 if the registration statement registering the issuance of the securities in the Distribution remains under review by the SEC and the Company is continuing to use commercially reasonable efforts to cause such registration statement to become effective; or
(f)
Any representation or warranty of the Company set forth in this Agreement shall not be true and correct in all material respects as of the date made if, and only if, the failure of such representation or warranty to be true and correct in all material respects as of such date would reasonably be expected to have a material adverse effect on the Company’s business, financial condition or results of operations.
10.2
Remedies. Upon the occurrence of an Event of Default under Section 10.1 hereof, at the option and upon the declaration of the Requisite Noteholders, the entire unpaid principal and accrued and unpaid interest on the Notes shall, and upon written notice to the Company (which notice shall not be required in the case of an Event of Default under Section 10.1(c) or Section 10.1(d)), be forthwith due and payable, and the Requisite Noteholders may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Notes and exercise any and all other remedies granted to them at law, in equity or otherwise.
11.
Appointment of Agent; No Effect on the Obligations of the Company.
(a)
The Lead Purchaser (the “Collateral Agent”) is hereby appointed by the Purchasers (and their permitted successors and assigns) as the Collateral Agent hereunder and under the Notes (collectively, the “Loan Documents”), and each Purchaser hereby authorizes the Lead Purchaser to act as the Collateral Agent in accordance with the terms hereof and under each other Loan Document. The Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 11 are solely for the benefit of the Collateral Agent and the Purchasers (and their permitted successors and assigns), and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof or thereof. Each Purchaser shall ratably, in accordance with the aggregate outstanding principal amount of the Notes held by it, indemnify the Collateral Agent (to the extent not reimbursed by the Company) against any cost, expense (including outside counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence, willful misconduct or a material breach of this Agreement) that the Collateral Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Collateral Agent hereunder or thereunder. The obligations of the Purchasers under this Section 11 shall survive the payment in full of the Obligations and the termination of this Agreement. This Section 11 sets forth the rights and obligations solely as between the Collateral Agent and the Purchasers, and nothing in this Section 11 creates any rights for the Company or releases the Company from its obligations under the Notes or this Agreement, including without limitation the obligation of the Company to reimburse the Purchasers for any payments made by the Purchasers to the Collateral Agent hereunder on the Company’s behalf.
(b)
Each Purchaser irrevocably authorizes the Collateral Agent to take such action on such Purchaser’s behalf and to exercise such powers, rights, and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights, and remedies as are incidental thereto. Each Purchaser hereby further irrevocably authorizes the Collateral Agent to act as the secured party under each of the Loan Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or expert.
(c)
Each Purchaser hereby agrees that any action taken by the Collateral Agent in accordance with the provisions of the Loan Documents, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Purchasers. The Collateral Agent is hereby authorized on behalf of all of the Purchasers, without the necessity of any notice to or further consent from any Purchaser, from time to time, to take any action with respect to any Collateral or any Loan Document which may be necessary or appropriate to perfect and maintain perfected the Lien in the Collateral granted pursuant to the Loan Documents.
(d)
The Collateral Agent shall have no obligation whatsoever to the Purchasers or to any other person or entity to assure that any Collateral exists or is owned by the Company or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant to the other Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate given the Collateral Agent’s own interest in any Collateral as one of the Purchasers

(or an affiliate thereof) and that the Collateral Agent shall have no duty or liability whatsoever to the Purchasers, except for its gross negligence, willful misconduct or a material breach of this Agreement. Neither the Collateral Agent nor any of its directors, officers, partners, managers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Loan Document; (iii) the satisfaction of any condition specified in any Loan Document; (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Event of Default; or (vi) the financial condition of the Company. Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents to which it is a party. Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents to which it is a party.
(e)
The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless the Collateral Agent shall have received written notice from a Purchaser or the Company referring to the Loan Documents, describing such Event of Default and stating that such notice is a “notice of default”. The Collateral Agent may at any time request instructions from the Requisite Noteholders with respect to any actions or approvals which by the terms of the Loan Documents the Collateral Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Purchasers. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Collateral Agent solely as a result of the Collateral Agent acting or refraining from acting under any of the Loan Documents, except with respect to its gross negligence, willful misconduct or a material breach of this Agreement.
(f)
The Collateral Agent may at any time give notice of its resignation to the Purchasers and the Company. Upon receipt of any such notice of resignation, the Requisite Noteholders shall have the right to appoint a successor Collateral Agent. If no such successor shall have been so appointed by the Purchasers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then (a) the resignation of the Collateral Agent shall become effective on such thirtieth (30th) day, (b) the Purchasers (acting by the Requisite Noteholders) shall perform the duties of the Collateral Agent under the Loan Documents until the Purchasers appoint a successor Collateral Agent and (c) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. Upon the acceptance of a successor’s appointment as the Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided herein).

12.
Miscellaneous.
12.1
Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.
12.2
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that (i) the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders and (ii) a Purchaser may not assign its obligations under this Agreement without the written consent of the Company, except to an affiliate of such Purchaser. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
12.3
Governing Law. This Agreement and the Notes will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Each party irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the U.S. District Court for the Southern District of New York, in all actions or proceedings arising out of or relating to this Agreement and the Notes, and agrees that all actions or proceedings arising out of or relating to this Agreement may be litigated in any such state or federal court, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such actions or proceedings in any such court.
12.4
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.5
Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.
12.6
Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email (if sent on a business day prior to 5:00 p.m. Eastern on such business day or, if not sent on a business day or if sent after 5:00 p.m. Eastern on such business day, on the next business day); (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 12.6).

12.7
No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
12.8
Expenses. Each party hereto shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
12.9
Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
12.10
Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders; provided, that, any such amendment or waiver treats all Purchasers equally. Any waiver or amendment effected in accordance with this Section 12.10 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.
12.11
Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 12.10 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.
12.12
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.
12.13
Transfer Restrictions.
(a)
Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 7 and:
(i)
there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or
(ii)
such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act (which opinion of counsel will not be required in connection with any transfer to an affiliate of such Purchaser).
(b)
Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

12.14
Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.
12.15
Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.
12.16
Pari Passu Notes. Each Purchaser acknowledges and agrees that any cash payment of the Notes made, in accordance with the terms of this Agreement, shall be made to all Purchasers on a pro rata basis based on the respective indebtedness then due and owing under their respective Notes. In the event any Purchaser receives cash payments in excess of its pro rata share, then such Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
12.17
Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Secured Convertible Note Purchase Agreement as of the date set forth above.

COMPANY:

Adrenyx Biosciences, Inc.

By:_/s/ Samir Gharib________________

Name: Samir Gharib

Title: President and Chief Executive Officer

Address: 611 Gateway Boulevard, Suite 740

 South San Francisco, CA 94080

Email Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Secured Convertible Note Purchase Agreement as of the date set forth above.

[***]

By: _________________________________

Name: [***]

Title: Member

Address: [***]

Email Address: [***]

[***]

By:  _________________________________

Name: [***]

Title: [***]

Address: [***]

Email Address: [***]

Schedule A

SCHEDULE OF Purchasers

Initial Closing Date: November 6, 2026

Lead Purchaser: [***]

Purchaser	Consideration and Principal Amount of Promissory Note	Commitment
[***]	[***]	[***]
[***]	[***]	[***]

TOTAL	$5,000,000

Subsequent Closing Date:

Purchaser	Consideration and Principal Amount of Promissory Note

TOTAL	$

EXHIBIT A

Form of Secured Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance
US$[PRINCIPAL AMOUNT]	[_________ __], 202[_]

FOR VALUE RECEIVED, Adrenyx Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note. Interest shall accrue on the outstanding principal amount of this Note at a rate of six percent (6.0%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall accrue from and including the Date of Issuance to but excluding the date on which this Note is paid in full or converted in accordance with Section 4 of the Purchase Agreement (as defined below). Unless earlier converted into Conversion Securities pursuant to Section 4 of that certain Secured Convertible Note Purchase Agreement dated November 6, 2026, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable on or after the Maturity Date upon demand by the Requisite Noteholders or, following an Extraordinary Corporate Transaction, in accordance with Section 5 of the Purchase Agreement.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement (or, if not defined therein, in the Code).

13.
Payment. Unless this Note is converted into Conversion Securities, all payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of the Notes may not be made without the written consent of the Requisite Noteholders, except as otherwise permitted under the Purchase Agreement.
14.
Security. This Note is secured by the Collateral.

15.
Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Securities in accordance with the terms of Section 4 of the Purchase Agreement.
16.
Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.
17.
Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. Any assignment by the Holder is subject to Section 12.2 of the Purchase Agreement. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).
18.
Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.
19.
Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.
20.
Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction); provided that the perfection and priority of the Lien in the Collateral shall be governed by the Uniform Commercial Code as in effect in the State of Delaware. The Company irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the U.S. District Court for the Southern District of New York, in all actions or proceedings arising out of or relating to this Note, and agrees that all actions or proceedings arising out of or relating to this Note may be litigated in any such state or federal court, and accordingly, the Company irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such actions or proceedings in any such court.
21.
Conflicting Provisions. In the event of any conflict between the terms of the Purchase Agreement and this Note, the terms of the Purchase Agreement shall control.

Adrenyx Biosciences, Inc.

By:___________________________________ Name: Samir Gharib Title: President and Chief Executive Officer